Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal First Quarter 2016

Company Realizes Quarterly Net Increase in Cash of $3.1 million amid Difficult Industry Conditions and Reduced Revenues; Fiscal 2016 Guidance Reaffirmed

LINDON, Utah, August 10, 2015 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal first quarter of 2016 ended June 30, 2015. A conference call will be held on Monday, August 10, 2015 at 5:00 p.m. EDT to discuss the results.

Fiscal Q1 2016 Highlights

•	Cash at period-end totaled $17.2 million

•	Net cash provided from operating activities during the period totaled $2.9 million

•	Significant cost reductions completed during the period; Operating Expenses reduced to $3.9 million for the quarter, a reduction of over $700,000 from Q4 FY2015

•	Expansive search for new Chief Financial Officer undertaken, nearing completion

Fiscal Q1 2016 Financial Results

Total revenues for the quarter of $6.9 million reflected a decrease of 48%, compared to the comparable period last year. This decrease was principally attributable to the reduced purchasing from companies in the oil and gas industry stemming from budget constraints derived from a drastic decline in the underlying commodity prices year over year. Though the Company expects the difficult industry environment to continue for some time, it is focusing resources in geographic areas that we believe will produce the highest level of total revenues and return on investment, while also focusing on initiatives that might help reduce its long-term exposure to the industry’s volatility.

Gross profit percentage during the three months ended June 30, 2015 decreased from 57% to 48% compared to the comparable period ended June 30, 2014.

The Company’s total operating expenses during the three months ended June 30, 2015 decreased $217,626, or 5%, compared to the comparable period ended June 30, 2014. As a percentage of total revenues, total operating expenses during the three months ended June 30, 2015 increased from 31% to 56%, compared to the comparable period ended June 30, 2014.

Net loss was $(458,813) or $(0.01) per diluted share, compared to net income of $2.2 million or $0.05 per diluted share in the same prior year period. The quarter represents a rare loss in the Company’s seven-year history as a public entity.

Cash and cash equivalents totaled $17.2 million at June 30, 2015, as compared to $14.1 million at March 31, 2015. The Company continues to operate debt-free.

Management Commentary

“Certainly, the industry is having a tough time right now, and many companies are undergoing difficult transitions,” said Brenton Hatch, President and CEO of Profire Energy. “We anticipate a relatively difficult fiscal year, as we’ve noted previously, but are absolutely confident in our ability to navigate the challenges that lie ahead, and are assured we have the internal talent and resources to do so. We believe we are well-positioned to weather the storm, and are focused on becoming a more robust and efficient organization during this challenging time.”

“We continue to operate without debt, which—coupled with our significant cash reserves of over $17 million—affords us significant staying power amid the current industry turbulence,” said Nathan McBride, VP Finance & Strategy of Profire Energy. “We have acted quickly as a management team to dramatically reduce operating costs, while giving great consideration to our long-term strategic goals, and ensuring we don’t significantly impair our strategic position as a company. We feel that we have done both very effectively.”

Fiscal 2016 Guidance

The Company reaffirmed its Fiscal 2016 guidance. For fiscal 2016, total revenues are expected between $25.0-30.0 million with net income of $(1.0)-2.0 million. We expect a stronger performance in the second half of Fiscal 2016 resulting from an anticipated improvement in the business outlook and the company’s sales and marketing capability.

Profire management will host a conference call later today to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Monday August 10, 2015
Time: 5:00 p.m. EDT (3:00 p.m. MDT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-778-327-3988

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=115550. The webcast replay will be available for one year. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact Tanner Lamb at 1-801-796-5127.

A replay of the call will be available after 8:00 p.m. EDT on the same day through August 17, 2015.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 115550

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to,; the Company's long-term outlook and market opportunity of the Company; the Company being well positioned to manage through the industry difficulties; the Company’s intention to hire a new CFO; the Company’s positioning relative to industry peers and the ability to capitalize of opportunities the market present; the Company cost reductions and process improvements creating operational leverage in future periods; the Company’s expectation that it will return to profitability; the Company’s financial expectations, including revenue and net income, for fiscal year 2016; and the company’s sales performance in the upcoming fiscal year. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Nathan McBride, VP Strategy & Finance
(801) 796-5127

Profire Energy, Inc.
Tanner Lamb, Investor Relations
(801)796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

ASSETS

	June 30,	March 31,
	2015	2015
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$17,186,238	$14,144,796
Accounts receivable, net	7,003,089	9,462,378
Inventories	11,071,036	11,766,535
Income tax receivable	144,402	-
Prepaid expenses & other current assets	131,503	112,741

Total Current Assets	35,536,268	35,486,450

LONG-TERM ASSETS
Deferred tax asset	535,126	501,921

PROPERTY AND EQUIPMENT, net	9,092,880	9,275,965

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net	577,866	594,019

Total Other Assets	1,575,567	1,591,720

TOTAL ASSETS	$46,739,841	$46,856,056

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$604,730	$1,040,530
Accrued liabilities	594,531	332,229
Income taxes payable	355,894	347,486

Total Current Liabilities	1,555,155	1,720,245

LONG-TERM LIABILITIES
Deferred income tax liability	641,789	631,353

TOTAL LIABILITIES	2,196,944	2,351,598

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,226,720 and 53,199,136 shares issued and outstanding as of June 30, 2015 and March 31, 2015, respectively	53,227	53,199
Additional paid-in capital	25,688,904	25,525,052
Accumulated other comprehensive income (loss)	(1,555,609)	(1,888,981)
Retained earnings	20,356,375	20,815,188

Total Stockholders' Equity	44,542,897	44,504,458

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,739,841	$46,856,056

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)

	For the Three Months Ended
	June 30,
	2015	2014
REVENUES
Sales of goods, net	$6,211,970	$12,316,512
Sales of services, net	665,273	828,322
Total Revenues	6,877,243	13,144,834

COST OF SALES
Cost of goods sold-product	2,967,918	5,067,627
Cost of goods sold-services	595,538	640,107
Total Cost of Goods Sold	3,563,456	5,707,734

GROSS PROFIT	3,313,787	7,437,100

OPERATING EXPENSES
General and administrative expenses	1,978,485	2,409,069
Research and development	304,489	271,227
Payroll expenses	1,462,655	1,265,699
Depreciation and amortization expense	107,455	124,715

Total Operating Expenses	3,853,084	4,070,710

INCOME (LOSS) FROM OPERATIONS	(539,297)	3,366,390

OTHER INCOME (EXPENSE)
Interest expense	-	-
Gain on disposal of fixed assets	18,637	-
Other (expense) income	(108,990)	3,121
Interest income	21,123	237

Total Other Income (Expense)	(69,230)	3,358

NET INCOME (LOSS) BEFORE INCOME TAXES	(608,527)	3,369,748

INCOME TAX EXPENSE (BENEFIT)	(149,714)	1,149,042

NET INCOME (LOSS)	$(458,813)	$2,220,706

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$333,372	$296,436

TOTAL COMPREHENSIVE INCOME (LOSS)	$(125,441)	$2,517,142

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.05

FULLY DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.05

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,214,594	47,922,059

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,214,594	48,579,418

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended
	June 30,
	2015	2014
OPERATING ACTIVITIES
Net Income	$(458,813)	$2,220,706

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	225,945	182,392
Gain on disposal of fixed assets	(18,637)	-
Bad debt expense	24,906	-
Stock options issued for services	187,406	351,364
Changes in operating assets and liabilities:
Changes in accounts receivable	2,482,059	(3,071,142)
Changes in income tax receivable	(144,402)	-
Changes in inventories	786,325	(187,668)
Changes in prepaid expenses	(18,728)	(23,461)
Changes in deferred tax asset	(33,205)	(79,208)
Changes in accounts payable and accrued liabilities	(181,741)	428,360
Changes in income taxes payable	15,390	1,246,558

Net Cash Provided by Operating Activities	2,866,505	1,067,901

INVESTING ACTIVITIES
Proceeds from disposal of equipment	52,500	-
Purchase of fixed assets	(12,285)	(1,147,274)

Net Cash Provided by (Used in) Investing Activities	40,215	(1,147,274)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(23,526)
Stock issued in exercise of stock options	-	78,870

Net Cash Provided by (Used in) Financing Activities	(23,526)	78,870

Effect of exchange rate changes on cash	158,248	113,917

NET INCREASE IN CASH	3,041,442	113,414
CASH AT BEGINNING OF PERIOD	14,144,796	4,456,674

CASH AT END OF PERIOD	$17,186,238	$4,570,088

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$(138,008)

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.